PACIFIC WESTERN
BUSINESS FINANCE

Fourth Modification to Loan and Security Agreement

Borrower(s): ENGlobal CORPORATION
ENGlobal U.S., Inc.
ENGlobal Government Services, Inc.

Address: Energy Tower III, 11740 Katy Freeway, Suite 1100, Houston Texas 77079

Date: May 19, 2023

THIS FOURTH MODIFICATION TO LOAN AND SECURITY AGREEMENT is entered into between **Pacific Western Bank dba Pacific Western Business Finance**, a California state-chartered bank ("Lender"), with its headquarters' office located at 19820 N. 7th Avenue, Suite 100, Phoenix, Arizona 85207, and the borrower(s) named above (individually and collectively, the "Borrower") whose chief executive office is located at the above address.

The parties hereto agree to amend the Loan and Security Agreement between them, dated May 18, 2020 (as amended, the "Loan Agreement"), as follows, effective as of May 22, 2023. (Capitalized terms used but not defined in this Modification shall have the meanings set forth in the Loan Agreement.)

1. Modified Event of Default to waive the non-compliance of Section 5.7 and 7.1(r) :

Lender hereby (i) waives any Event of Default arising from noncompliance with Section 5.7 and 7.1(r) of the Loan Agreement related to the failure to provide timely notice of the change in the Chief Executive Officer and President of the Borrower at any time prior to the date hereof, and (ii) agrees not to exercise any of the rights and remedies available to Lender under the Loan Agreement and the other Loan Documents solely as a result of such Event of Default.

2. Modified Credit Limit to reduce the Maximum Credit Limit and Eligible Accounts Advance Rate. Section 1 of the Schedule to the Loan and Security Agreement is hereby amended in its entirety to read as follows:

1. CREDIT LIMIT
(Section 1.1): The Loan shall consist of a revolving loan (the "Revolving Loan") in an aggregate amount not to exceed the lesser of (a) and (b) below, minus any Reserves:

(a) a total of **$750,000.00** at any one time outstanding and then on June 16, 2023 the Revolving Loan will be reduced to **$500,000.00** (the "Maximum Credit Limit"); or

(b) **75%** (the "Eligible Accounts Advance Rate") of the amount of Borrower's Eligible Accounts (as defined in Section 8 above).

Lender may, from time to time, adjust the Eligible Accounts Advance Rate, in its Permitted Discretion, upon notice to the Borrower, based on changes in collection experience with respect to Accounts, or other issues or factors relating to the Accounts or other Collateral of Borrower. Subject to the terms hereof, Loans may be borrowed, repaid, and re-borrowed, until the Maturity Date. After the Maturity Date, no further Revolving Loans will be made. If Borrower consists of more than one Person, in Lender's discretion Loans may be made separately to each Borrower based on the Eligible Accounts of each Borrower.

3. **Modified Maturity Date.** Section 4 of the Schedule to the Loan and Security Agreement is hereby amended in its entirety to read as follows:

4. MATURITY DATE
(Section 6.1): The "Maturity Date" is June 30, 2023.

4. **Fee.** Borrower agrees to pay to Lender a one-time fee in the amount of Ten Thousand and 00/100 Dollars ($10,000.00), in connection herewith on May 22, 2023. An additional Ten Thousand and 00/100 Dollars ($10,000.00) fee will be charged on June 30, 2023 if the Obligations of Borrower are not repaid in full on or before June 30, 2023.

5. **Representations True.** Borrower represents and warrants to Lender that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

6. **General Release.** In consideration for Lender entering into this Modification, Borrower hereby irrevocably releases and forever discharges Lender, and its successors, assigns, agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, participants, and each of them (collectively, the "Releasees"), from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, known and unknown, which Borrower now has or at any time may hold, by reason of any matter, cause or thing occurred, done, omitted or suffered to be done prior to the date of this Modification (collectively, the "Released Claims"). Borrower hereby irrevocably waives the benefits of any and all statutes and

rules of law to the extent the same provide in substance that a general release does not extend to claims which the creditor does not know or suspect to exist in its favor at the time of executing the release, and, without limiting the foregoing, Borrower irrevocably waives any benefits it may have under California Civil Code Section 1542 which provides: "A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor." Borrower represents and warrants that it has not assigned to any other Person any Released Claim, and agrees to indemnify Lender against any and all actions, demands, obligations, causes of action, decrees, awards, claims, liabilities, losses and costs, including but not limited to reasonable attorneys' fees of counsel of Lender's choice and costs, which Lender may sustain or incur as a result of a breach or purported breach of the foregoing representation and warranty.

7. **Waiver.** Nothing herein constitutes a waiver of any default or Event of Default under the Loan Agreement or any other Loan Documents, whether or not known to Lender.

8. **General Provisions.** This Modification, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Lender and Borrower, and the other written documents and agreements between Lender and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Lender and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed. The terms and provisions of Sections 9.19 (titled "Governing Law; Jurisdiction; Venue"), 9.20 (titled "Dispute Resolution") and 9.22 (titled "Mutual Waiver of Jury Trial") of the Loan Agreement shall apply to this Modification, and the same are incorporated herein by this reference. This Modification may be executed and delivered by exchanging original signed counterparts, or signed counterparts by facsimile, pdf or other electronic means, or a combination of the foregoing, and this Modification shall be fully effective if so executed and delivered.

[Signatures on Next Page]

Borrower(s):

ENGlobal CORPORATION

By: Darren Spriggs
Title: CFO

ENGlobal U.S., Inc.

By: Darren Spriggs
Title: CFO

ENGlobal Government Services, Inc.

By: Darren Spriggs
Title: CFO

Lender:

Pacific Western Bank

By: Jugdeep Nijjar
Title: Senior Vice President